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                                                                      Exhibit 21

Direct and Indirect Subsidiaries of the Registrant

I.   Allmerica Financial Corporation (Delaware)
     A.   Allmerica Asset Management, Inc. (Massachusetts)
          a.   Allmerica Financial Insurance Brokers, Inc. (Massachusetts)
          b.   Citizens Insurance Company of Illinois (Illinois)
          c.   The Hanover Insurance Company (New Hampshire)
               1.   Allmerica Financial Benefit Insurance Company (Michigan)
               2.   Allmerica Plus Insurance Agency, Inc. (Massachusetts)
               3.   The Hanover American Insurance Company (New Hampshire)
               4.   Hanover Texas Insurance Management Company, Inc. (Texas)
               5.   Citizens Insurance Company of Ohio (Ohio)
               6.   Citizens Insurance Company of America (Michigan)
                    a.   Citizens Management Inc. (Michigan)
               7.   Citizens Insurance Company of the Midwest (Indiana)
               8.   AMGRO, Inc. (Massachusetts)
                    a.   Lloyds Credit Corporation (Massachusetts)
               9.   Massachusetts Bay Insurance Company (New Hampshire)
               10.  Allmerica Financial Alliance Insurance Company
                    (New Hampshire)
          d.   Sterling Risk Management Services, Inc. (Delaware)
          e.   Allmerica Benefits, Inc. (Florida)
          f.   Allmerica Asset Management, Limited (Bermuda)
     B.   Financial Profiles, Inc. (California)
     C.   Allmerica, Inc. (Massachusetts)
     D.   Allmerica Funding Corp. (Massachusetts)
     E.   First Allmerica Financial Life Insurance Company (Massachusetts)
          a.   Allmerica Trust Company, N.A. (Federally Chartered) (99.2% owned)
          b.   Advantage Insurance Network, Inc. (Delaware)
          c.   Allmerica Financial Life Insurance and Annuity Company (Delaware)
               1.   Allmerica Investments, Inc. (Massachusetts)
               2.   Allmerica Investment Management Company, Inc.
                    (Massachusetts)
               3. Allmerica Financial Investment Management Services, Inc. (Massachusetts)
               4. Allmerica Financial Services Insurance Agency, Inc. (Massachusetts)
               5. Allmerica Investments Insurance Agency, Inc. of Alabama (Alabama)
               6. Allmerica Investments Insurance Agency of Florida, Inc. (Florida)
               7.   Allmerica Investment Insurance Agency, Inc. of Georgia
                    (Georgia)
               8. Allmerica Investment Insurance Agency, Inc. of Kentucky (Kentucky)
               9. Allmerica Investments Insurance Agency, Inc. of Mississippi (Mississippi)
     F.   AFC Capital Trust I (Delaware)
     G.   VeraVest, Inc. (Massachusetts)
     H.   First Sterling Limited (Bermuda)
          a.   First Sterling Reinsurance Company Limited (Bermuda)